BVI COMPANY NUMBER: 2006400

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

Union International Holdings Limited

A COMPANY LIMITED BY SHARES

Incorporated on the 13th day of February, 2019

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

Union International Holdings Limited

A COMPANY LIMITED BY SHARES

1. DEFINITIONS AND INTERPRETATION

1.1. In this Memorandum of Association and the Articles of Association of the Company, if not inconsistent with the subject or context:

"**Act**" means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

"**Articles**" means the Articles of Association of the Company;

"**Chairman of the Board**" has the meaning specified in Regulation 12;

"**Distribution**" in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

"**Memorandum**" means this Memorandum of Association of the Company;

"**Person**" includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

"**Registrar**" means the Registrar of Corporate Affairs appointed under section 229 of the Act;

"**Resolution of Directors**" means either:

(a) a resolution approved at a duly convened and constituted meeting of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b) a resolution consented to in writing or by telex, telegram, cable or other written electronic communication by a majority of the directors of the Company. A written resolution consented to in such manner may consist of several documents including written electronic communication, in like form each signed or assented to by one or more directors.

"**Resolution of Shareholders**" means either:

(a) a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b) a resolution consented to in writing by a majority of in excess of 50 percent of the votes of Shares entitled to vote thereon;

"**Seal**" means any seal which has been duly adopted as the common seal of the Company;

"**Securities**" means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

"**Share**" means a share issued or to be issued by the Company;

"**Shareholder**" means a Person whose name is entered in the register of members as the holder of one or more Shares or fractional Shares;

"**Treasury Share**" means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

"**Written**" or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and "**in writing**" shall be construed accordingly.

1.2. In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a) a "**Regulation**" is a reference to a regulation of the Articles;

(b) a "**Clause**" is a reference to a clause of the Memorandum;

(c) voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d) the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof and any subsidiary legislation made thereunder; and

(e) the singular includes the plural and vice versa.

1.3. Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4. Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2. NAME

The name of the Company is Union International Holdings Limited.

3. STATUS

The Company is a company limited by Shares.

4. **REGISTERED OFFICE AND REGISTERED AGENT**

4.1. The first registered office of the Company is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, the office of the first registered agent.

4.2. The first registered agent of the Company is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

4.3. The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4. Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

4.5. The registered agent shall:

(a) act on the instructions of the directors of the Company if those instructions are contained in a Resolution of Directors and a copy of the Resolution of Directors is made available to the registered agent; and

(b) recognise and accept the appointment or removal of a director or directors by Shareholders.

5. **CAPACITY AND POWERS**

5.1. Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b) for the purposes of paragraph (a), full rights, powers and privileges.

5.2. For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6. **NUMBER AND CLASSES OF SHARES**

6.1. Shares in the company shall be issued in the currency of the United States of America.

6.2. The Company is authorised to issue a maximum of 50,000 Shares of a single class each with a par value of US$1.00.

6.3. The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.4. Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

7. **RIGHTS OF SHARES**

7.1. Each Share confers upon the Shareholder:

(a) the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders;

(b) the right to an equal share in any dividend paid by the Company; and

(c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2. The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares subject to Regulation 3 of the Articles.

8. VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class.

9. RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking *pari passu* therewith.

10. REGISTERED SHARES

10.1. The Company shall issue Registered Shares only.

10.2. The Company is not authorised to issue Bearer Shares, convert Registered Shares to Bearer Shares or exchange Registered Shares for Bearer Shares.

11. TRANSFER OF SHARES

11.1. The Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2. The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

12. AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1. Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a) to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b) to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c) in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d) to Clauses 7, 8, 9 or this Clause 12.

12.2. Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

We, Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 13th day of February, 2019.

Incorporator

....

(Sd.) Rexella D. Hodge
Authorised Signatory
Vistra (BVI) Limited


REGISTRAR OF CORPORATE AFFAIRS
REGISTERED

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

Union International Holdings Limited

A COMPANY LIMITED BY SHARES

1. REGISTERED SHARES

1.1. Every Shareholder is entitled, on request to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

1.2. Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3. If several Persons are registered as joint holders of any Shares, any one of such Persons may give an effectual receipt for any Distribution.

2. SHARES

2.1. Shares and other Securities may be issued at such times, to such Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2. Section 46 of the Act *(Pre-emptive rights)* does not apply to the Company.

2.3. A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4. The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value.

2.5. A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

2.6. No Shares may be issued for a consideration, which is in whole or in part, other than money, unless a Resolution of Directors has been passed stating:

(a) the amount to be credited for the issue of the Shares; and

(b) that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.7. The consideration paid for any Share, whether a par value Share or a no par value Share, shall not be treated as a liability or debt of the Company for the purposes of:

(a) the solvency test in Regulations 3 and 18; and

(b) sections 197 and 209 of the Act.

2.8. The Company shall keep a register (the "**register of members**") containing:

(a) the names and addresses of the Persons who hold Shares;

(b) the number of each class and series of Shares held by each Shareholder;

(c) the date on which the name of each Shareholder was entered in the register of members; and

(d) the date on which any Person ceased to be a Shareholder.

2.9. The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.10. A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3. REDEMPTION OF SHARES AND TREASURY SHARES

3.1. The Company may purchase, redeem or otherwise acquire and hold its own Shares in such manner and upon such other terms as the directors may agree with the relevant Shareholder(s) save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2. The Company may acquire its own fully paid Share or Shares for no consideration by way of surrender of the Share or Shares to the Company by the Shareholder holding the Share or Shares. Any surrender of a Share or Shares under this Sub-Regulation 3.2 shall be in writing and signed by the Shareholder holding the Share or Shares.

3.3. The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4. Sections 60 (*Process for acquisition of own Shares*), 61 (*Offer to one or more shareholders*) and 62 (*Shares redeemed otherwise than at the option of company*) of the Act shall not apply to the Company.

3.5. Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.6. All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.7. Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.8. Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4. MORTGAGES AND CHARGES OF SHARES

4.1. Shareholders may mortgage or charge their Shares.

4.2. There shall be entered in the register of members at the written request of the Shareholder:

(a) a statement that the Shares held by him are mortgaged or charged;

(b) the name of the mortgagee or chargee; and

(c) the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3. Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a) with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4. Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a) no transfer of any Share the subject of those particulars shall be effected;

(b) the Company may not purchase, redeem or otherwise acquire any such Share; and

(c) no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5. FORFEITURE

5.1. Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation.

5.2. A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3. The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4. Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5. The Company is under no obligation to refund any moneys to a Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6. TRANSFER OF SHARES

6.1. Subject to the Memorandum, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2. The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3. If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a) to accept such evidence of the transfer of Shares as they consider appropriate; and

(b) that the transferee's name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4. Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7. MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1. Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2. Upon the written request of Shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3. The director convening a meeting shall give not less than 7 days' notice of a meeting of Shareholders to:

(a) those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members and are entitled to vote at the meeting; and

(b) the other directors.

7.4. The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5. A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6. The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7. A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8. The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9. The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

> [COMPANY NAME]
>
> (the "**Company**")
>
> I/We, ..., being a Shareholder of the Company HEREBY APPOINT .... of .... or failing him .... of .... to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the ...... day of ...., 20...... and at any adjournment thereof.
>
> (Any restrictions on voting to be inserted here.)
>
> Signed this ...... day of ...., 20......
>
> ....
>
> Shareholder

7.10. The following applies where Shares are jointly owned:

(a) if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c) if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11. A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12. A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14. At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16. At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17. Subject to the specific provisions contained in this Regulation for the appointment of representatives of Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18. Any Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19. The chairman of any meeting at which a vote is cast by proxy or on behalf of any Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Person shall be disregarded.

7.20. Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21. An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8. DIRECTORS

8.1. The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

8.2. No person shall be appointed as a director, alternate director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director, alternate director or to be nominated as a reserve director respectively.

8.3. Subject to Sub-Regulation 8.1, the minimum number of directors shall be one and there shall be no maximum number.

8.4. Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5. A director may be removed from office,

(a) with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the Shareholders of the Company entitled to vote; or

(b) with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9. Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10. The nomination of a person as a reserve director of the Company ceases to have effect if:

(a) before the death of the sole Shareholder/director who nominated him,

(i) he resigns as reserve director, or

(ii) the sole Shareholder/director revokes the nomination in writing; or

(b) the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

8.11. The Company shall keep a register of directors (the "**register of directors**") containing:

(a) in the case of an individual director, the particulars stated in section 118A(1)(a) of the Act;

(b) in the case of a corporate director, the particulars stated in section 118A(1)(b) of the Act; and

(c) such other information as may be prescribed by the Act.

8.12. The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.13. The Company shall file for registration with the Registrar a copy of its register of directors (and any changes to the register of directors) in accordance with the provisions of the Act.

8.14. The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.15. A director is not required to hold a Share as a qualification to office.

8.16. A director, by written instrument deposited at the registered office of the Company may from time to time appoint another director or another person who is not disqualified for appointment as a director under section 111 of the Act to be his alternate to:

(a) exercise the appointing director's powers; and

(b) carry out the appointing director's responsibilities,

in relation to the taking of decisions by the directors in the absence of the appointing director.

8.17. No person shall be appointed as an alternate director unless he has consented in writing to be an alternate director. The appointment of an alternate director does not take effect until written notice of the appointment has been deposited at the registered office of the Company.

8.18. The appointing director may, at any time, terminate or vary the alternate's appointment. The termination or variation of the appointment of an alternate director does not take effect until written notice of the termination or variation has been deposited at the registered office of the Company, save that if a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate immediately without the need of notice.

8.19. An alternate director has no power to appoint an alternate, whether of the appointing director or of the alternate director.

8.20. An alternate director has the same rights as the appointing director in relation to any directors' meeting and any written resolution of directors circulated for written consent. Unless stated otherwise in the notice of the appointment of the alternate, or a notice of variation of the appointment, if undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with these Articles his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. Any exercise by the alternate director of the appointing director's powers in relation to the taking of decisions by the directors is as effective as if the powers were exercised by the appointing director. An alternate director does not act as an agent of or for the appointing director and is liable for his own acts and omissions as an alternate director.

8.21. The remuneration of an alternate director (if any) shall be payable out of the remuneration payable to the director appointing him (if any), as agreed between such alternate and the director appointing him.

9. POWERS OF DIRECTORS

9.1. The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2. Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3. If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4. Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5. The continuing directors may act notwithstanding any vacancy in their body.

9.6. The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8. For the purposes of Section 175 (*Disposition of assets*) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10. PROCEEDINGS OF DIRECTORS

10.1. Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3. A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4. A director shall be given not less than 3 days' notice of meetings of directors, but a meeting of directors held without 3 days' notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

10.6. If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.7. At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.8. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing or by telex, telegram, cable or other written electronic communication by a majority of the directors or by a majority of the members of the committee, as the case may be, without the need for any notice. A written resolution consented to in such manner may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11. COMMITTEES

11.1. The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2. The directors have no power to delegate to a committee of directors any of the following powers:

(a) to amend the Memorandum or the Articles;

(b) to designate committees of directors;

(c) to delegate powers to a committee of directors;

(d) to appoint or remove directors;

(e) to appoint or remove an agent;

(f) to approve a plan of merger, consolidation or arrangement;

(g) to make a declaration of solvency or to approve a liquidation plan; or

(h) to make a determination that immediately after a proposed Distribution the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.3. Sub-Regulation 11.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed *mutatis mutandis* by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5. Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.